UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2007

East Penn Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-50330	65-1172823
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

22 South 2nd Street, P.O. Box 869, Pennsylvania		18049
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610)965-5959

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2007, Harleysville National Corporation (“HNC”) reached a definitive agreement to acquire East Penn Financial Corporation and its wholly owned subsidiary, East Penn Bank, a $451 million bank offering deposit and lending services throughout the Lehigh Valley, PA.  Headquartered and founded in Emmaus, PA in 1990, East Penn Bank has nine banking offices located in Lehigh, Northampton and Berks Counties.  The total value of the transaction is estimated at $92.7 million or $14.50 per share of East Penn Financial stock, although actual value will depend on several factors, including the price of HNC stock, but will not be less than $13.52 per share ($86.3 million) or greater than $15.48 per share ($99.1 million).  Under terms of the Merger Agreement, each shareholder of East Penn Financial Corporation may elect to receive cash, or to exchange their shares for HNC shares, or a combination of both.  The amount of final per share consideration is based on a formula that is determined by the average per share value of HNC stock during the twenty day period ending eleven days prior to closing.  The consideration is subject to election and allocation procedures designed to ensure that the cash portion is $50,284,000 but in any event not greater than 60% of the dollar value of the merger consideration.  The parties have agreed that the allocation of HNC common stock and cash will be such that the East Penn Financial Corporation shareholders will not recognize gain or loss for Federal income tax purposes on those East Penn Financial shares that are exchanged for HNC common stock in the merger.  It is currently anticipated that the acquisition, which is subject to state and federal regulatory approval, approval by the shareholders of East Penn Financial Corporation and other customary conditions to closing, will most likely be completed in the fall of 2007.

As part of the agreement, East Penn Bank will continue to operate under the East Penn name and logo, and will become a division of Harleysville National Bank (“HNB”), a banking subsidiary of HNC.  Nine of HNB’s existing branches will also be transferred to the East Penn division including those in Lehigh, Carbon, Monroe, and Northampton Counties.

Pursuant to the Merger Agreement, HNC and East Penn Financial Corporation agreed that Brent Peters, Chairman of the Board, President and Chief Executive Officer of East Penn Financial Corporation, will continue with HNC upon closing of the merger, as an executive officer and President of the East Penn Bank division to be established by HNB.  It was also agreed that he will join the HNC and HNB Boards of Directors at closing of the merger.  At that time, a new East Penn Division advisory board will be formed with the directors of East Penn Financial Corporation.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission:

Harleysville National Corporation and East Penn Financial Corporation will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement, which will be distributed to shareholders of East Penn Financial Corporation Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Harleysville National Corporation and East Penn Financial Corporation, free of charge on the SEC's Internet site (www.sec.gov), by contacting Harleysville National Corporation, 483 Main Street, Harleysville, PA 19438 (Telephone No. (215) 256-8851 or by contacting East Penn Financial Corporation at 22 South 2nd Street, P.O. Box 869, Emmaus, PA 18049, Telephone No. (610) 965-5959. Directors and executive officers of East Penn Financial Corporation may be deemed to be participants in the solicitation of proxies from the shareholders of East Penn Financial Corporation in connection with the merger. Information about the directors and executive officers of East Penn Financial Corporation and their ownership of East Penn Financial Corporation common stock is set forth in East Penn Financial Corporation's proxy statement for its 2007 annual meeting of shareholders and can be obtained from East Penn Financial Corporation. Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction when it becomes available. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Item 7.01 Regulation FD Disclosure.

On May 16, 2007, Harleysville National Corporation and East Penn Financial Corporation issued a joint press release announcing the signing of a definitive agreement for HNC to acquire East Penn Financial Corporation and East Penn Bank (as discussed in Item 1.01 hereof).  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Merger Agreement by and among Harleysville National Corporation, East Penn Financial Corporation and East Penn Bank dated as of May 15, 2007.

99.1
Joint press release, dated May 16, 2007, of Harleysville National Corporation and East Penn Financial Corporation announcing the signing of a definitive agreement for HNC to acquire East Penn Financial Corporation and East Penn Bank, furnished herewith. (1)

(1)  Filed with the Registrant’s original Current Report on Form 8-K, filed May 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2007	East Penn Financial Corporation /s/ Theresa M. Wasko Theresa M. Wasko, Treasurer and Chief Financial Officer

EXHIBIT INDEX

		PAGE NO. IN
		MANUALLY SIGNED
EXHIBIT NO.		ORIGINAL

2.1	Merger Agreement by and among Harleysville National Corporation, East Penn Financial Corporation and East Penn Bank dated as of May 15, 2007.	6

99.1	Joint press release, dated May 16, 2007, of East Penn Financial Corporation.	Previously Filed

5